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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                April 10, 1995
               Date of Report (Date of earliest event reported)

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

      Delaware                     1-7476                       63-0591257
      --------                     ------                       ----------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)                 Identification No.)
  incorporation)

                           1400 AmSouth-Sonat Tower
                          Birmingham, Alabama  35203
         (Address, including zip code, of principal executive office)

                                (205) 320-7151
                        (Registrant's telephone number,
                             including area code)
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Item 5. Other Events.
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        AmSouth Bancorporation ("AmSouth") is filing this Current Report on Form
8-K to report that on April 10, 1995 it and certain of its subsidiaries executed an agreement to sell to GE Capital Mortgage Services, Inc. the $6 billion third party mortgage servicing portfolio held by AmSouth's banking and mortgage subsidiaries. The portfolio represents approximately 120,000 mortgage loans. AmSouth currently anticipates a second quarter pre-tax gain from the sale in the range of $20 - $25 million after deducting costs of the transaction, purchased mortgage servicing rights and other project-related expenses.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMSOUTH BANCORPORATION


                                          By: /s/ M. List Underwood, Jr.
                                              ------------------------------
                                              M. List Underwood, Jr.
                                              Executive Vice President and
                                              Controller

Date:   April 21, 1995